Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Moolec Science SA of our report dated October 30, 2024 relating to the financial statements, which appears in Moolec Science SA’s Annual Report on Form 20-F for the year ended June 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Price Waterhouse & Co. S.R.L.

/s/ Sebastian Azagra
Partner

Rosario, Argentina
February 6, 2025